Synacor Appoints Entrepreneur and Former U.S. Congressman Scott Murphy
to its Board of Directors

BUFFALO, NY -- (October 29, 2014) -- Synacor Inc. (NASDAQ: SYNC) today announced it has appointed Scott Murphy to its Board of Directors, effective October 28, 2014. The appointment of Mr. Murphy—managing director and chief investment officer of Advantage Capital Partners, which holds an approximate 8% stake in Synacor—signals strong support for Synacor’s new business strategy from an accomplished tech entrepreneur and former U.S. Representative of New York’s 20th congressional district. Murphy brings deep expertise in shareholder rights and corporate governance, and is a natural fit for Synacor’s Board, which includes senior executive representation from technology, telecom, media, entertainment and cable industries.

“Scott Murphy’s congressional experience, coupled with his tenure as a successful investor specializing in technology, makes him an excellent addition to Synacor’s Board. Additionally, Scott’s arriving at a pivotal time for Synacor, as we continue executing on our strategic plan to return Synacor to profitable growth,” said Synacor CEO Himesh Bhise. “All of us on the Board are delighted to be working with Scott and benefitting from his entrepreneurial leadership and corporate governance expertise.”

Murphy previously served on Synacor’s Board from October 2004 until April 2009, when he won a special election to fill the vacated seat of then Representative Kirsten Gillibrand, when Gillibrand was named to Senator Hillary Rodham Clinton’s vacated seat, when Clinton was appointed as U.S. Secretary of State.

“I’ve had the distinct pleasure and benefit of knowing Synacor for years, as a past member of the Board and long-time investor as a partner at Advantage Capital,” Murphy said. “I have confidence in the people, the products and Synacor’s current leadership under Himesh Bhise and his strategic plan forward. I am honored and excited to be appointed to the Board and to be part of the team committed to returning Synacor to growth.”

Murphy, a magna cum laude graduate of Harvard University, lives in New York with his wife and three children.

About Synacor
Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC) is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com. All Media. One Place. Any Device.

Forward-Looking Statements
This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Synacor, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the respective businesses of Synacor. More detailed information about these factors may be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Synacor’s annual report on Form 10-K for the year ended December 31, 2013, which is available on the company’s website at investor.synacor.com and on the SEC’s website at www.sec.gov. Synacor is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts

Investor Contact:
Denise Garcia, MD
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
Synacor
mroth@synacor.com
716-362-3880

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